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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated February 29, 1996 with respect to the consolidated financial statements of REMEC, Inc. and our report dated May 23, 1996 with respect to the financial statements of RF Microsystems, Inc. for the year ended December 31, 1995, in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of REMEC, Inc. for the registration of 1,081,161 shares of its common stock.



                                          /s/ ERNST & YOUNG LLP


                                            ERNST & YOUNG LLP



San Diego, California


July 15, 1996



     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated May 10, 1996, included in the Prospectus/Proxy Statement of REMEC, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4) for the registration of 1,081,161 shares of its common stock.



                                          /s/ ERNST & YOUNG LLP


                                            ERNST & YOUNG LLP



San Jose, California


July 15, 1996